UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ PreliminaryProxy Statement	☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

TPC Group Inc.

(Name of Registrant as Specified In Its Charter)

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This filing consists of the following documents distributed by TPC Group Inc. on August 27, 2012:

•	Letter to Employees

•	Employee FAQ

•	Letter to Partners

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056 www.txpetrochem.com

To All TPC Group Colleagues:

Today we begin another chapter in our company’s great history. This morning, we are pleased to announce that TPC Group has entered into an agreement with First Reserve Corporation and SK Capital Partners, where First Reserve and SK Capital will acquire all of the outstanding shares of TPC Group, resulting in TPC Group becoming a private company. Our Board of Directors determined that this transaction is in the best interests of TPC Group’s stockholders. A copy of the press release we issued this morning is attached.

By way of background, First Reserve is a leading global investment firm dedicated to the energy industry. SK Capital is a U.S. based private investment firm focused on the, chemicals sector.

While this is an ownership change, both First Reserve and SK Capital believe in our company, our mission and support our strategic initiatives. First Reserve and SK Capital are committed partners who share our goals, understand our industry and business, and will be tremendous assets as we execute our near- and long-term strategic initiatives. Importantly, in my numerous discussions with both First Reserve and SK Capital, they’ve continued to express your importance to this Company and this potential transaction. In short, they value you, our dedicated employees, whose talent has been a driving force behind our success.

I look forward to maintaining our commitment to the TPC Group Way – our people, in partnership with one another, living our values, making TPC Group a leading company. As always, we will continue to do what we do best – consistently delivering mission-critical products and providing aggregation, processing and logistics services to our valued customers and suppliers.

We are in the early stages of this process, but we will make every effort to keep you informed as we move forward. We expect the transaction to close in the fourth quarter of 2012. In the meantime, we have attached a set of FAQs to help answer some initial questions you may have.

Additionally, in order to further discuss today’s announcement, we will be hosting an all-employee conference call this morning at 10:00 AM Central time. Dial-in information for the call is as follows:

(800) 467-2165

Conference ID: 24966570

I hope that you all are able to join me for this call.

As today’s announcement may attract attention from the media or other interested parties, it is very important that our company speaks with one voice and you do not respond to any inquiries directly. If you receive any media or third party inquiries please direct them to Sara Cronin, at 713-627-7474.

I hope that you’re all as excited about today’s announcement as I am, the Board and I are confident that it is in the best interest of our stockholders as well as our employees and other stakeholders. I want all of you to know how much we value and appreciate the important contributions that each of you makes every day; it is your diligence that has been the foundation for our success over the last 70 years. Thank you all for your continued hard work and dedication to TPC Group.

Sincerely,

Mike

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. TPC Group plans to file a definitive proxy statement with the SEC in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the transaction.

A definitive proxy statement will be mailed to TPC Group’s stockholders seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at http://www.tpcgrp.com/com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Employee FAQ

1.	What was announced today?

Today we announced that TPC Group will be acquired under an agreement with First Reserve Corporation and SK Capital Partners in a transaction valued at approximately $850 million. Upon the successful closing of the transaction, we will become a private company. First Reserve and SK Capital will acquire all of the outstanding shares of TPC Group common stock for $40.00 per share in cash. This amount represents a 20 percent premium to TPC Group’s closing stock price on July 24, 2012, the last unaffected trading day prior to media reports of a possible acquisition of TPC Group.

2.	Who is First Reserve Corporation?

Founded in 1983, First Reserve is a leading global investment firm dedicated to the energy industry. First Reserve has $23.1 billion of raised capital since its inception and has a portfolio that includes Abengoa, Cobalt International Energy and Glencore International. First Reserve has offices in Greenwich, Connecticut; Houston; London and Hong Kong.

Additional information about First Reserve can be found on its website:

www.firstreserve.com

3.	Who is SK Capital?

SK Capital is a U.S.-based private investment firm focused on the chemicals sector. SK Capital has offices in New York City and Boca Raton, Florida. SK Capital’s portfolio companies include Aristech Acrylics LLC, Ascend Performance Materials, Calabrian Corporation, and IBA Molecular.

Additional information about SK Capital can be found on its website:

www.skcapitalpartners.com

4.	Why is TPC Group entering into this transaction?

Our Board of Directors determined that this transaction with First Reserve and SK Capital appropriately recognizes the value of TPC Group’s business prospects and provides our stockholders with an immediate cash premium for their valued investment.

While this is an ownership change, both First Reserve and SK Capital believe in our company, our mission and support our strategic initiatives. First Reserve and SK Capital are committed partners who share our goals, understand our industry and business, and will be tremendous assets as we execute our near- and long-term strategic initiatives. Importantly, after numerous discussions with both First Reserve and SK Capital, they’ve continued to express your importance to TPC Group and this potential transaction. In short, they value you, our dedicated employees, whose talent has been a driving force behind our success.

First Reserve and SK Capital’s premium offer for our Company is a testament to the hard work you do, day in and day out, as well as a strong vote of confidence in our future.

5.	What does it mean for TPC Group to go from a public company to a private company?

Going private means that TPC Group’s stock will no longer be publicly traded, and the trading of our stock will cease on the day the transaction closes. Under the terms of this transaction, First Reserve and SK Capital will be acquiring all of the outstanding shares of TPC Group, and upon completion, our stock will cease to be traded on NASDAQ.

6.	Will this affect me and my job?

All that is changing as a result of this transaction is the ownership of TPC Group. Becoming a privately owned company will have no effect on your day-to-day responsibilities or how we conduct business.

Moving forward, whether as a public or a private company, we will continue to do what we do best – consistently delivering mission-critical products and providing aggregation, processing and logistics services to our valued partners.

7.	Will there be any layoffs or other changes as a result of the transaction?

Again, this transaction is an ownership change and not a business change. Any changes that are made in the future will be necessitated by the requirements of our business, not our ownership. It is business as usual at TPC Group, and we do not expect any layoffs as a result of this transaction.

8.	Will salaries and benefits be affected? Will my 401(k) or healthcare benefits change?

All TPC Group employees are valuable to our continued success and it is our intent to provide comparable salary and benefits under First Reserve and SK Capital ownership. In addition, your health and welfare benefits are not expected to change as a result of the transition.

Many compensation and benefit matters will be determined as soon as possible after closing of the transaction.

We will make every effort to keep you informed as we move forward through this process and hit key milestones. If you have additional questions, please don’t hesitate to reach out to your manager directly.

9.	Will this have an effect on the management incentive plan?

This will have no effect on our 2012 management incentive plan. We’re always looking at ways to improve our management incentive plan, as we did in 2011 and 2012, and this will continue upon the completion of the transaction.

10.	What happens to the management team and the board? Will First Reserve and SK Capital be involved in day-to-day management?

It is anticipated that upon completion of the transaction, Mike McDonnell, along with other members of TPC Group’s executive management team, will continue to lead the company.

However, TPC Group’s Board directors will no longer be directors of the Company after completion of the transaction.

First Reserve and SK Capital are committed partners who share our goals, understand our industry and business, and will be tremendous assets as we execute our near- and long-term strategic initiatives.

11.	Will the TPC Group name stay the same?

Yes. The TPC Group name is widely recognized and will not change as a result of this transaction.

12.	Will TPC Group remain headquartered in Houston?

Yes, our headquarters will remain in Houston.

13.	Will partners be affected by this transaction?

Throughout this process it will remain business as usual at TPC Group, and we do not expect there to be any changes to our partner relationships. We will be working closely with our partners to ensure they understand this transaction and that we will continue to grow our strong partnerships with them.

14.	When is the ownership expected to change? What needs to happen before the transaction can be completed?

The transaction is expected to close in the fourth quarter of 2012.

The transaction is subject to the approval of TPC Group’s stockholders, antitrust clearances and other customary closing conditions. We expect to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and merger agreement as soon as practicable after we mail a proxy statement to stockholders.

15.	What should we expect over the coming months?

Until the transaction closes, which we expect to occur in the fourth quarter of 2012, we remain an independent, publicly-held company. This announcement will have little or no impact on our day-to-day operations. It remains business as usual at TPC Group. As always, we will continue to do what we do best – consistently delivering mission-critical products and providing aggregation, processing and logistics services to our valued partners.

We will make every effort to keep you informed as we move forward through this process and hit key milestones. If you have additional questions, please don’t hesitate to reach out to your manager directly.

16.	I own shares in TPC Group. What do I need to do?

We expect to hold a Special Meeting of Stockholders to consider and vote on the proposal. All TPC Group stockholders will be mailed a proxy statement and instructions related to the meeting in due course.

17.	What should I say if I’m contacted by media, financial community or other third parties about the transaction?

In the event that you are contacted by any outside individuals regarding this transaction, please refer those inquiries immediately to Sara Cronin, at 713-627-7474.

18.	When will I know more about the progress of the transaction?

We will make every effort to keep you informed as we move forward through this process and hit key milestones. If you have additional questions, please don’t hesitate to reach out to your manager directly.

We want all of you to know how much we value what you do for our company. As we move through this process, we’ll continue to rely on you to focus on the work at hand, serve our customers and partners and help achieve our goals.

For Contract Employees:

19.	How does this effect contracted employees?

This transaction is an ownership change and not a business change. Becoming a privately owned company will have no effect on your employment or day-to-day responsibilities. Any changes that are made in the future will be necessitated by the requirements of our business, not our ownership.

20.	Will my point of contact change?

As there will be no change in our operations, we do not expect that there will be a change in your normal point of contact.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. TPC Group plans to file a definitive proxy statement with the SEC in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the transaction.

A definitive proxy statement will be mailed to TPC Group’s stockholders seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at http://www.tpcgrp.com/com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056 www.txpetrochem.com

August 27, 2012

Dear TPC Group Partner:

I am pleased to inform you that TPC Group has announced that it has entered into a definitive merger agreement under which First Reserve Corporation, a leading global investment firm dedicated to the energy industry and SK Capital Partners, a U.S. based private investment firm focused on the chemicals sector will acquire TPC Group. This means that TPC Group will become a private company, upon closing of the transaction, once all the conditions are satisfied, including approval by stockholders and antitrust clearances.

As an important partner of TPC Group, let me assure you that today’s announcement will have no impact on our operations or on your relationship with TPC Group. This is an ownership change, not a business change, and it will remain business as usual here at TPC Group. In First Reserve and SK Capital we have found long-term partners that share our goals, understand our industry and business, and will be tremendous assets as we deliver enhanced value to you and all our partners.

We remain committed to the execution of our near- and long-term strategic initiatives. As always, we will continue to do what we do best—consistently delivering mission-critical products and providing aggregation, processing and logistics services to our valued partners.

We truly value our partnership together and hope you share our enthusiasm about TPC Group’s exciting future.

As always, if you have any questions or wish to discuss this further, please feel free to contact me or your TPC Group representative.

We greatly appreciate your continued support and confidence in TPC Group.

Sincerely,

Michael T. McDonnell

President and Chief Executive Officer

TPC Group, Inc.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. TPC Group plans to file a definitive proxy statement with the SEC in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the transaction.

A definitive proxy statement will be mailed to TPC Group’s stockholders seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at http://www.tpcgrp.com/com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800,Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.